UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2006, in recognition of his valued service to The Pantry, Inc. (the “Company”) as a member of the Company’s board of directors and in recognition of an unintentional administrative delay in his 2005 stock option grant, the compensation committee of the Company’s board of directors amended the terms of the April 26, 2005 nonqualified stock option agreement entered into with Mr. Todd W. Halloran.

Under the terms of the option agreement, shares of the Company common stock subject to the option agreement vest over three years, with one-third (1/3) of such shares vesting each year on the anniversary of April 26, 2005 (the “Vesting Commencement Date”), beginning on the first anniversary of said Vesting Commencement Date. As a result of the amendment, the Vesting Commencement Date has been changed from April 26, 2005 to March 29, 2005 to make Mr. Halloran’s option grant consistent with grants of stock options to other directors for 2005. Accordingly, shares of Company common stock subject to the amended option agreement will still vest over three years, but with one-third (1/3) of such shares vesting on each of March 29, 2006, March 29, 2007, and March 29, 2008. All other terms of the original option agreement with Mr. Halloran remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: March 29, 2006